Exhibit 99.1

FOR:	AMPAL-AMERICAN ISRAEL CORPORATION
CONTACT:	Irit Eluz
CFO - SVP Finance & Treasurer
1 866 447 8636
irit@ampal.com

FOR:	KM - Investor Relations
CONTACT:	Roni Gavrielov
011-972-3-516-7620
roni@km-ir.co.il

FOR:                      PM-PR Media consultants
CONTACT:	Zeev Feiner
011-972-50-790-7890
z@pm-pr.com

AMPAL-AMERICAN ISRAEL CORPORATION FILES CHAPTER 11 PETITION

Seeks to Restructure Public Debentures

TEL AVIV, Israel, August 29, 2012 – Ampal-American Israel Corporation (Nasdaq: AMPL), a holding company with experience in acquiring interests in various businesses with emphasis in recent years on energy, chemical and related fields, announced today that it has filed a voluntary petition for Chapter 11 reorganization in the U.S. Bankruptcy Court for the Southern District of New York.  The Company’s Board of Directors determined that such a filing is in the best interests of the Company’s stakeholders and the best and most efficient method for the Company to pursue a plan to restructure the Company’s Series A, Series B and Series C debentures (the "Debentures").

As a result of the filing and pursuant to Section 362(a) of the United States Bankruptcy Code, immediately upon the filing of the petition an injunction referred to as the “automatic stay” was imposed staying the continuation or commencement of any actions against the Company and its assets, wherever located.  Therefore, all of the Company’s creditors are prohibited from enforcing any of their rights and bringing any claims against the Company or any of its assets, wherever located.

The Company has been seeking to negotiate agreements with the holders of the Debentures for eight months.  The Company offered the Debenture holders a number of proposals to restructure the Debentures, including the proposed outline for arrangement that the Company published on July 17, 2012, as amended on July 30, 2012.  At this time, the Company has determined that the best forum to continue negotiations and to seek approval of a restructure plan is through the Chapter 11 process.

The Company expects to work closely with its Debenture holders, creditors and other stakeholders to implement a restructuring plan through the Chapter 11 case, and to emerge as a financially stronger company.

In conjunction with the filing, the Company intends to file a variety of first day motions that will allow it to continue to manage operations in the ordinary course.  Those motions include:

1.	Request to maintain and use existing bank accounts, checks and business forms;

2.	Request a waiver of the requirements to file an equity list and provide notice to equity security holders;

3.	Request a motion for an order prohibiting utilities from altering, refusing or discontinuing service and deeming utilities adequately assured of future performance; and

4.	Request an order authorizing the employment and retention of Bryan Cave LLP as Attorneys for the Company.

Bryan Cave LLP, New York, New York, is the Company’s counsel in connection with the filing.

About Ampal:
Ampal and its subsidiaries acquire interests primarily in businesses located in the State of Israel or that are Israel-related. Ampal is seeking opportunistic situations in a variety of industries, with a focus on energy, chemicals and related sectors. Ampal’s goal is to develop or acquire majority interests in businesses that are profitable and generate significant free cash flow that Ampal can control. For more information about Ampal please visit our web site at www.ampal.com.

Safe Harbor Statement
Certain information in this press release includes forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to Ampal that are based on the beliefs of management of Ampal as well as assumptions made by and information currently available to the management of Ampal. When used in this press release, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," and similar expressions as they relate to Ampal or Ampal's management, identify forward-looking statements. Such statements reflect the current views of Ampal with respect to future events or future financial performance of Ampal, the outcome of which is subject to certain risks and other factors which could cause actual results to differ materially from those anticipated by the forward-looking statements, including among others, the economic and political conditions in Israel, the Middle East, including the situation in Iraq and Egypt, and the global business and economic conditions in the different sectors and markets where Ampal's portfolio companies operate. Should any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcome may vary from those described herein as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Ampal or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Please refer to the Ampal's annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially. Ampal assumes no obligation to update or revise any forward-looking statements.